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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our reports dated February 8, 2001, except for the second paragraph of Note 1 and all of Note 15 as to which the date is February 28, 2001 (and to all references to our Firm) included in or made a part of this registration statement.


                                          ARTHUR ANDERSEN LLP

/s/ ARTHUR ANDERSEN LLP


Hartford, Connecticut
March 28, 2001